SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 21, 2003
                                                           -------------


                                    GSV, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)


Delaware                    0-23901                     13-3979226
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(State or other             (Commission File Number)    (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)


                        191 Post Road, Westport, CT 06880
                        ---------------------------------
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (203) 221-2690
                                                           --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)
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Item 1.         Change in Control of Registrant

        See Item 2.

Item 2.         Acquisition or Disposition of Assets.

     On July 21, 2003, GSV, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Polystick U.S. Corp., a New York corporation ("Polystick"), Cybershop, L.L.C., a New Jersey limited liability company and wholly-owned subsidiary of the Company ("Merger Sub"), and Polystick Oil & Gas, Inc., a Delaware corporation and a wholly-owned subsidiary of Polystick ("POGI"), pursuant to which, on the same day, POGI was merged into Merger Sub (the "Merger") and in consideration thereof the Company issued to Polystick 4,500,000 shares of Common Stock and 1,500,000 shares of Series B Preferred Stock.

     The sole stockholder of Polystick is RT Sagi Holding Ltd., an Israeli corporation ("RT Sagi"). The sole stockholder of RT Sagi and indirect owner of Polystick is Mr. Sagi Matza ("Matza").

     Each share of Series B Preferred Stock is convertible at any time at the holder's option into a number of shares of Common Stock equal to $1.00 divided by the conversion price then in effect. The terms upon which the Series B Preferred Stock may be converted into Common Stock are set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on July 18, 2003 (the "Certificate of Designations"), a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The conversion price is initially $1.00. As of July 21, 2003, the Convertible Preferred Stock owned by Polystick was convertible into 1,500,000 shares of Common Stock.

     No dividends are payable on the Series B Preferred Stock, except that in the event dividends are declared with respect to the Common Stock, each holder of shares of Series B Preferred Stock shall be entitled to receive an amount equal to the amount of dividends that would have been paid on the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock had such shares of Series B Preferred Stock been converted into Common Stock immediately before such dividend was declared.

     Upon any Liquidation Event, as defined in the Certificate of Designations, the holders of the outstanding Series B Convertible Preferred Stock will be entitled, before any distribution or payment is made to any holder of Common Stock or any other Junior Stock (as defined in the Certificate of Designations), to be paid an amount equal to $1.00 per share plus the amount of any declared and unpaid dividends thereon. If upon any Liquidation Event the net assets of the Company distributable among the holders of the Series B Preferred Stock are insufficient to permit the payment in full of such preferential amount to the holders of the Series B Preferred Stock, then the entire net assets of the Company to be distributed to the holders of the Series B Preferred Stock will be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amounts they otherwise would have been entitled to receive.

     The Certificate of Designations provides that so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the written approval of the holders of at least a majority of the then-outstanding Series B Preferred Stock, increase the maximum number of directors constituting the Company's board of directors to more than seven. The Certificate of Designations also provides that, so long as any shares of Series B Preferred Stock are outstanding, the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled to designate and elect three of the members of the Company's board of directors. Also, a vacancy in any directorship elected by the holders of the Series B Preferred Stock shall be filled only by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock. The Series B Preferred Stock has no other voting rights except as provided by applicable law.

     As a result of the Merger, Polystick, RT Sagi and Matza may be deemed to beneficially own an aggregate of 6,850,000 shares of Common Stock, which is approximately 79.3% of the Company's outstanding shares of Common Stock. This percentage is based on an aggregate of 8,640,090 shares of Common Stock outstanding, which consists of (i) 2,640,090 shares of Common Stock outstanding on May 15, 2003, (ii) the 4,500,000 shares of Common Stock acquired by Polystick in the Merger, and (iii) the 1,500,000 shares of Common Stock that underlie the Series B Preferred Stock acquired by Polystick in the Merger.

     Effective as of the consummation of the Merger, Matza was appointed to the Company's board of directors as the designee of Polystick. Polystick may in the future elect two additional persons to the Company's board of directors, but has no present plans to do so. The Company's two directors prior to the Merger, Messrs. Gilad Gat and Yoav Bitter, have continued as directors of the Company following the Merger.

     As a result of the Merger, the Company, through Merger Sub, has acquired an interest in a Texas limited liability company that is engaged in the business of oil and gas exploration and development in the State of Texas.

Item 5.         Other Events and Regulation FD Disclosure

     In connection with and as a condition to consummation of the Merger described in Item 2 above, the Company redeemed all of its existing outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Stock"), for $400,000.70. The Company paid $200,000.70 of the redemption price in cash and the balance by a promissory note secured by a lien on all of the Company's assets. Copies of the Stock Redemption Agreement between the Company and the holder of the Series A Stock (the "Holder"), the promissory note issued to the Holder and the Security Agreement between the Company and the Holder are attached hereto as Exhibits 4.2, 4.3 and 4.4 and are incorporated herein by reference.

Item 7.         Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

     Financial statements required by this item and by Item 7(b) shall be filed not later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

     See response to Item 7(a).

(c)  Exhibits.

     Exhibit No.        Description

     2.1                Term sheet by and between GSV, Inc. and Polystick U.S.
                        Corp. (previously filed).

     2.2 Agreement and Plan of Merger dated as of July 21, 2003, by and among GSV, Inc., Cybershop L.L.C., Polystick Oil & Gas, Inc. and Polystick U.S. Corp.

     4.1 Form of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.

     4.2 Stock Redemption Agreement dated as of July 21, 2003, between the Company and Brooks Station Holdings, Inc.

     4.3                Form of promissory note issued to Brooks Station
                        Holdings, Inc.

     4.4 Security Agreement dated as of July 21, 2003, by and between the Company and Brooks Station Holdings, Inc.

     99.1               Press release dated July 21, 2003.


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
                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GSV, INC.
                                                (Registrant)


Dated:  July 21, 2003                           By:/s/ Gilad Gat
                                                   -------------
                                                   Gilad Gat
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)


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